Exhibit 99.1

Vistagen Reports Fiscal Year 2026 Third Quarter Financial Results and Provides Corporate Update

PALISADE-4 Phase 3 Trial of fasedienol for acute treatment of Social Anxiety Disorder proceeding, with topline results from the randomized portion of the trial expected in the first half of 2026

SOUTH SAN FRANCISCO, Calif. (BUSINESS WIRE) — February 12, 2026 — Vistagen (Nasdaq: VTGN), a late clinical-stage biopharmaceutical company pioneering neuroscience with nose-to-brain neurocircuitry to develop and commercialize a new class of intranasal product candidates called pherines, today reported financial results for its fiscal year 2026 third quarter ended December 31, 2025, and provided a corporate update.

“We have reviewed available data from PALISADE-3 and implemented moderate refinements, including retraining, site rationalization, and operational enhancements to our ongoing PALISADE-4 Phase 3 trial. We expect topline results from the randomized portion of PALISADE-4 in the first half of 2026,” said Shawn Singh, President and Chief Executive Officer of Vistagen. “With outside collaborators and their proprietary artificial intelligence and machine learning methodologies, we are conducting an extensive analysis across all available PALISADE Program datasets to potentially inform modifications to the statistical analysis plan for PALISADE-4 and our regulatory strategy.”

“We have implemented targeted, company-wide cash preservation initiatives and remain committed to disciplined capital allocation and preserving strategic flexibility as we approach key clinical milestones in 2026. We believe we are well-positioned to complete PALISADE-4 and advance preparations and planning for the pherine pipeline.”

Program Updates

Fasedienol for the Acute Treatment of Social Anxiety Disorder

•The Company expects topline results for the randomized portion of its ongoing PALISADE-4 Phase 3 trial of fasedienol for the acute treatment of social anxiety disorder in the first half of 2026.

•In December 2025, Vistagen announced topline results from the randomized portion of its PALISADE-3 Phase 3 trial of fasedienol for the acute treatment of social anxiety disorder. PALISADE-3 did not achieve its primary endpoint, as measured by the least squares (LS) mean change from baseline on the Subjective Units of Distress (SUDS) score for fasedienol compared with placebo. The fasedienol safety data in the randomized portion of PALISADE-3 were favorable and consistent with previously reported results from other fasedienol Phase 3 clinical trials. No drug-related severe or serious adverse events were reported for fasedienol in the randomized portion of PALISADE-3 or in prior fasedienol Phase 3 clinical trials.

Refisolone (formerly PH80) for the treatment of vasomotor symptoms (hot flashes) due to menopause

•The Company received an adoption statement from the United States Adopted Names Council (USAN) officially designating PH80, its hormone-free, non-systemic product candidate for treatment of moderate to severe vasomotor symptoms (hot flashes) due to menopause and potentially other women’s health indications, by the generic name “refisolone.”

•Vistagen is currently preparing an Investigational New Drug application (IND) for submission to the U.S. Food and Drug Administration (FDA), with a planned submission in the first half of 2026, to facilitate further Phase 2 clinical development of refisolone in the U.S. as a potential treatment of moderate to severe vasomotor symptoms (hot flashes) due to menopause.

•In previously completed placebo-controlled Phase 2A clinical trials, refisolone demonstrated statistically significant reductions in the frequency and severity of hot flashes. The Phase 2A trials were conducted in Mexico by Pherin Pharmaceuticals, now a wholly owned subsidiary of Vistagen.

Corporate Updates

•In December, Vistagen announced the appointment of Nick Tressler as Chief Financial Officer.

Financial Results for Fiscal Year 2026 Third Quarter Ended December 31, 2025

Research and development (R&D) expense

•R&D expense was $14.2 million for the three months ended December 31, 2025, as compared to $11.3 million for the three months ended December 31, 2024. The increase in R&D expense was primarily due to higher research, development, and contract manufacturing expenses, as well as headcount related to the U.S. registration-directed PALISADE Program for fasedienol in social anxiety disorder.

General and administrative (G&A) expense

•G&A expense was $5.6 million for the three months ended December 31, 2025, as compared to $4.0 million for the three months ended December 31, 2024. This increase in G&A expense was primarily due to increases in consulting and professional fees.

Net loss

•Net loss was $18.9 million for the three months ended December 31, 2025, as compared to $14.1 million for the three months ended December 31, 2024.

Other financial highlights

•Cash, cash equivalents, and marketable securities were $61.8 million as of December 31, 2025.

Conference Call and Webcast

Vistagen will host a conference call and live audio webcast today, February 12, 2026, at 5:00 p.m. Eastern Time to provide a corporate update of the Company’s progress. The conference call is being webcast live, and a link can be found under “Events” in the Investors section of Vistagen's website. Please click on the webcast link and follow the prompts for registration and access at least 10 minutes before the call. The webcast will be archived on Vistagen’s website shortly after the call and will be available for at least 90 days.

For participants interested in participating in the call via dial-in, please follow the link below to pre-register. After registering, you will be provided with access details via email.

https://edge.media-server.com/mmc/p/mggzveh9/

About Vistagen

Vistagen (Nasdaq: VTGN) is a late clinical-stage biopharmaceutical company leveraging a deep understanding of nose-to-brain neurocircuitry to develop and commercialize a new class of rapid-onset neurocircuitry-focused intranasal product candidates called pherines. Vistagen’s pherine product candidates are designed to achieve therapeutic benefits without requiring absorption into the blood or uptake into the brain, giving them the potential to be a safer alternative to other pharmacological options if successfully developed and approved. Vistagen’s pherine pipeline currently consists of five investigational product candidates focused on improving the current standard of care for multiple highly prevalent indications, including social anxiety disorder, major depressive disorder, and vasomotor symptoms (hot flashes) due to menopause. Connect at www.Vistagen.com.

Forward-looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws, including, without limitation, Vistagen’s anticipated timing for the announcement of top-line results from the randomized portion of PALISADE-4, potential of analyses across the PALISADE Program datasets to modify the statistical analysis plan for PALISADE-4 and Vistagen’s regulatory strategy, Vistagen’s belief that company-wide cash preservation initiatives will enable Vistagen to complete PALISADE-4 and advance preparations and planning for the pherine pipeline, and Vistagen’s plans to submit an IND to the FDA to facilitate further Phase 2 clinical development of refisolone in the U.S. These forward-looking statements involve known and unknown risks that are difficult to predict and include all matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “project,” “outlook,” “strategy,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “strive,” “goal,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by Vistagen and its management, are inherently uncertain. As with all pharmaceutical products, there are substantial risks and uncertainties in the process of development and commercialization, and actual results or developments may differ materially from those projected or implied in these forward-looking statements. There can be no guarantee that any of Vistagen’s product candidates, including fasedienol, will successfully complete ongoing or future clinical trials within estimated timelines or at all, receive regulatory approval or be commercially successful. Other factors that may cause such a difference include, without limitation, risks and uncertainties relating to conducting and/or completing ongoing clinical trials, including those that are a part of the PALISADE Phase 3 program for fasedienol in social anxiety disorder, as currently expected or at all; Vistagen’s ability to ability to successfully employ cash preservation measures and/or secure adequate financing for its operations, including financing or collaborative support for continued clinical development of its product candidates; Vistagen's dependence on third-party collaborators for the development, regulatory approval, and/or commercialization of its product candidates and other aspects of its business, which are outside of Vistagen's full control; risks and uncertainties resulting from disruptions and personnel turnover, staff reductions or otherwise, either within Vistagen or at the FDA, other government agencies and comparable foreign regulatory authorities; risks associated with current and potential future healthcare reforms; the scope and enforceability of Vistagen’s patents, including patents related to Vistagen’s pherine product candidates; fluctuating costs of materials and other resources and services required to conduct Vistagen’s ongoing and/or planned clinical and non-clinical trials; market conditions; the impact of general economic, industry or political conditions in the United States or internationally; and other technical and unexpected hurdles in the development, manufacture and commercialization of Vistagen’s product candidates. These risks and others are more fully discussed in the section entitled “Risk Factors” in Vistagen’s Quarterly Report on Form 10-Q for the period ended December 31, 2025, as well as discussions of potential risks, uncertainties, and other important factors in our other filings with the U.S. Securities and Exchange Commission (SEC). Vistagen’s SEC filings are available on the SEC’s website at www.sec.gov. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release and should not be relied upon as representing Vistagen’s views as of any subsequent date. Vistagen explicitly disclaims any obligation to update any forward-looking statements other than as may be required by law. If Vistagen does update one or more forward-looking statements, no inference should be made that Vistagen will make additional updates with respect to those or other forward-looking statements.

Investor Inquiries:
Mark A. McPartland
markmcp@vistagen.com

Media Inquiries:
Michelle P. Wellington
mwellington@vistagen.com

VISTAGEN THERAPEUTICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and par value amounts)

	December 31, 2025	March 31, 2025
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$47,371	$67,131
Marketable securities	14,399	13,351
Prepaid expenses and other current assets	1,475	1,594
Total current assets	63,245	82,076
Property and equipment, net	480	476
Right-of-use asset - operating lease	939	1,335
Other assets	392	454
Total assets	$65,056	$84,341
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,280	$653
Accrued expenses	9,254	8,810
Note payable	379	—
Deferred revenue - current portion	1,999	2,588
Operating lease obligation - current portion	617	561
Total current liabilities	13,529	12,612
Deferred revenue - non-current portion	176	391
Operating lease obligation - non-current portion	431	948
Total liabilities	14,136	13,951
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized at December 31, 2025 and March 31, 2025; no shares outstanding at December 31, 2025 and March 31, 2025	—	—
Common stock, $0.001 par value; 325,000,000 shares authorized at December 31, 2025 and March 31, 2025; 39,624,839 and 29,001,481 shares issued at December 31, 2025 and March 31, 2025, respectively	40	29
Additional paid-in capital	515,878	481,956
Treasury stock, at cost, 4,522 shares of common stock held at December 31, 2025 and March 31, 2025	(3,968)	(3,968)
Accumulated other comprehensive income	13	5
Accumulated deficit	(461,043)	(407,632)
Total stockholders’ equity	50,920	70,390
Total liabilities and stockholders’ equity	$65,056	$84,341

VISTAGEN THERAPEUTICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(unaudited)
(in thousands, except share and per share data)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2025	2024	2025	2024
Revenues:
Sublicense and other revenue	$303	$234	$804	$501
Total revenues	303	234	804	$501
Operating expenses:
Research and development	14,223	11,305	41,914	$29,168
General and administrative	5,626	4,049	14,299	$12,811
Total operating expenses	19,849	15,354	56,213	$41,979
Loss from operations	(19,546)	(15,120)	(55,409)	$(41,478)
Other income, net:
Interest income, net	647	1,031	1,989	$3,702
Other income	—	—	9	—
Loss before income taxes	(18,899)	(14,089)	(53,411)	(37,776)
Income taxes	—	—	—	$(7)
Net loss	$(18,899)	$(14,089)	$(53,411)	$(37,783)
Unrealized gain (loss) on marketable securities	(1)	(11,000)	8	11
Comprehensive loss	$(18,900)	$(14,100)	$(53,403)	$(37,772)
Basic and diluted net loss per common share	$(0.45)	$(0.46)	$(1.46)	$(1.23)
Weighted average common shares outstanding, basic and diluted	42,234,405	30,711,872	36,655,195	30,649,384